EXHIBIT (99)(d)

420 NORTH 20TH STREET

P.O. BOX 2554

BIRMINGHAM, AL 35203

VOTE BY INTERNET – www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information before 11:59 P.M. Eastern Daylight Time on [•], 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions before 11:59 P.M. Eastern Daylight Time on [•], 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SouthTrust Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11711.

THIS PROXY CARD VALID ONLY WHEN SIGNED AND DATED.

SOUTHTRUST CORPORATION

Vote on Proposal

	For	Against	Abstain

A proposal to approve the plan of merger contained in the Agreement and Plan of Merger, dated as of June 20, 2004, between Wachovia Corporation and SouthTrust, pursuant to which SouthTrust will merge with and into Wachovia Corporation, as more fully described in the joint proxy statement-prospectus dated [ ], 2004

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SOUTHTRUST CORPORATION

BIRMINGHAM, ALABAMA

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

[•], 2004

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

The undersigned hereby appoints Wallace D. Malone, Thomas H. Coley and Alton E. Yother, and each of them, with full power of substitution, proxies to vote the shares of Common Stock of SouthTrust Corporation (the “Company”) which the undersigned could vote if personally present at the Special Meeting of Stockholders of the Company to be held in the auditorium on the eighth floor of the SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama, on [•], 2004, at [•] a.m., local time, or any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.